                      [Letterhead of Goldman, Sachs & Co.]

                                                                   Exhibit 99.1

June 2, 2004

Board of Directors
SunTrust Banks, Inc.
303 Peachtree Street, NE
Atlanta, GA 30308

Re:  Initially Filed Registration Statement on Form S-4 of SunTrust Banks, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated May 7, 2004, with respect to the fairness from a financial point of view to SunTrust Banks, Inc. (the "Company")
of the aggregate Merger Consideration (as defined therein) to be paid by the
Company in respect of the common stock, par value $2.00 per share, of National
Commerce Financial Corporation ("NCF") pursuant to the Agreement and Plan of
Merger, dated as of May 7, 2004, by and between the Company and NCF.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions "SUMMARY OF THE MERGER - SunTrust's Financial Advisor Has Provided an
Opinion to the SunTrust Board as to the Fairness of the Merger Consideration,
From a Financial Point of View, to SunTrust," "SUMMARY OF THE MERGER -
SunTrust's Board of Directors Recommends that You Vote "FOR" Approval of the Stock Issuance in the Merger," "The MERGER - Background of the Merger,"
"THE MERGER - SunTrust's Reasons for the Merger; Recommendation of the Stock
Issuance in the Merger by the SunTrust Board of Directors" and "The MERGER - Opinion of
SunTrust's Financial Advisor" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned
Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)